UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 31, 2017

SANCHEZ ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-35372	45-3090102
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1000 Main Street, Suite 3000 Houston, Texas 77002
(Address of principal executive offices) (Zip Code)

(713) 783-8000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240-14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

As previously disclosed on the Current Report on Form 8-K filed January 17, 2017, Sanchez Energy Corporation (the “Company”), through two of its subsidiaries, SN EF Maverick, LLC (“SN Maverick”) and SN EF UnSub, LP (“SN UnSub”), and an entity controlled by The Blackstone Group, L.P., Gavilan Resources, LLC (“Blackstone”), signed a purchase and sale agreement (the “Purchase Agreement”) to acquire certain developed and undeveloped oil and gas assets primarily located in the Western Eagle Ford Shale (the “Assets”) from Anadarko E&P Onshore, LLC and Kerr-McGee Oil & Gas LP for approximately $2,275 million in cash, subject to customary closing adjustments (the “Acquisition”). The Assets consist of approximately 318,000 gross (155,000 net) acres comprised of 252,000 gross (122,000 net) Eagle Ford Shale acres and 66,000 gross (33,000 net) Pearsall Shale acres, with an approximate 49% average working interest therein, contain approximately 300 mmboe of proved reserves (70% liquids, 75% proved developed), and had production of approximately 67,000 boe/d (70% liquids) as of December 31, 2016. The Purchase Agreement provides that SN UnSub will pay approximately 37% of the purchase price (including through a $100 million cash contribution from other Company entities) and SN Maverick will pay approximately 13% of the purchase price and SN UnSub and SN Maverick would acquire half of the 49% working interest in and to the Assets in the aggregate (and approximately 50% and 0%, respectively, of the estimated total proved developed producing reserves, 20% and 30%, respectively, of the estimated total proved developed non-producing reserves, and 20% and 30%, respectively, of the total proved undeveloped reserves), and Blackstone will pay 50% of the purchase price and would acquire the remaining half of the 49% working interest in and to the Assets (approximately 50% of the estimated total proved developed producing reserves, proved developed non-producing reserves and total proved undeveloped reserves). This Current Report on Form 8-K provides certain financial and other information with respect to the pending Acquisition. The statements of revenues and direct operating expenses with respect to the Assets for each of the two years in the period ended December 31, 2015, the nine months ended September 30, 2016 and the related notes thereto, together with the report of KPMG LLP, an independent registered public accounting firm, concerning those statements and related notes, are attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein. Pro forma consolidated financial information of the Company to give effect to the pending Acquisition is attached as Exhibit 99.2 to this Current Report on Form 8-K and incorporated by reference herein. Certain estimates of the oil and natural gas reserves and related information regarding the Company’s properties as of December 31, 2016, together with the report of Ryder Scott Company, L.P., with respect thereto, is attached as Exhibit 99.3 to this Current Report on Form 8-K and incorporated by reference herein.

The foregoing and certain of the exhibits hereto contain “forward-looking statements” within the meaning of the federal securities laws. Forward-looking statements include those regarding the consummation of the Acquisition, the anticipated benefits of the Acquisition if it is consummated, expected timing of the completion of the Acquisition, successfully obtaining any financing for the proposed Acquisition and other aspects of the proposed Acquisition. No assurance can be given that actual future results will not differ materially from those contained in the forward-looking statements in this Current Report on Form 8-K. Although the Company believes that all such statements contained in this Current Report on Form 8-K are based on reasonable assumptions, there are numerous variables of an unpredictable nature or outside of the

Company’s control that could affect the Company’s future results and the value of its shares including but not limited to, the ability to satisfy all conditions precedent under the relevant acquisition documents and to successfully consummate the transactions contemplated by these documents, assumption of unknown liabilities in the Acquisition, failure of the Assets to produce as anticipated, failure to successfully integrate the Assets, loss of our deposit under the purchase and sale agreement, continued production of oil and gas at historical rates, costs of operations, delays, and any other difficulties related to producing oil or gas, the price of oil or gas, marketing and sales of produced oil and gas, estimates made in evaluating reserves, competition, general economic conditions and the ability to manage and continue growth and other factors described in the Company’s Annual Report for the year ended December 31, 2015 filed February 29, 2016 and any updates to those risk factors set forth in the Company’s Quarterly Reports on Form 10-Q filed May 9, 2016, August 8, 2016 and November 7, 2016, or any Current Reports on Form 8-K. Each investor must assess and bear the risk of uncertainty inherent in the forward-looking statements contained in this Current Report on Form 8-K. Please refer to the Company’s filings with the Securities and Exchange Commission for additional discussion of risks and uncertainties that may affect the Company’s actual future results. The Company undertakes no obligation to update the forward-looking statements contained herein.

Item 9.01 Financial Statements and Exhibits.

Exhibit	Description of Exhibit
23.1	Consent of KPMG LLP.
23.2	Consent of Ryder Scott & Company, L.P.
99.1	Audited Statements of Revenues and Direct Operating Expenses of the Assets for the two years in the period ended December 31, 2015 and for the nine months ended September 30, 2016.
99.2	Unaudited Pro Forma Consolidated Financial Statements of the Company.
99.3	Reserve report letter as of December 31, 2016, prepared by Ryder Scott Company, L.P. and dated January 23, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SANCHEZ ENERGY CORPORATION

Date: January 31, 2017	By:	/s/ Howard J. Thill
Howard J. Thill
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description of Exhibit
23.1	Consent of KPMG LLP.
23.2	Consent of Ryder Scott & Company, L.P.
99.1	Audited Statements of Revenues and Direct Operating Expenses of the Assets for the two years in the period ended December 31, 2015 and for the nine months ended September 30, 2016.
99.2	Unaudited Pro Forma Consolidated Financial Statements of the Company.
99.3	Reserve report letter as of December 31, 2016, prepared by Ryder Scott Company, L.P. and dated January 23, 2017.